ARGENTEX MINING CORPORATION

OFFER TO PURCHASE

UNITS AND CONVERTIBLE DEBENTURE

INSTRUCTIONS TO PURCHASER

1.           Complete and sign pages 2, 3 and 4 of the Subscription Offer.

2.           If you are not an individual (that is, the Subscriber is a corporation, partnership, trust or entity other than an individual) or you are a portfolio manager, and (i) you now hold or will hold upon completion of the Offering (as defined herein) more than five percent (5%) of the issued and outstanding common shares of the Company; or (ii) you are, or will upon completion of the Offering be, an Insider (as defined herein), then complete and sign the “Corporate Placee Registration Form” (Form 4C) which is attached as Schedule “A” to the Subscription Offer. If you have previously submitted this form to the TSX Venture Exchange and there have been no changes to its content then please check the box to that effect on page 4.

THE SECURITIES SUBSCRIBED FOR HEREIN WILL BE SUBJECT TO A HOLD PERIOD UNDER THE APPLICABLE SECURITIES LAWS OF THE SELLING JURISDICTIONS IN CANADA OF FOUR MONTHS AND ONE DAY FROM THE CLOSING DATE (AS DEFINED IN THIS SUBSCRIPTION OFFER) AND THE CERTIFICATES EVIDENCING THE SECURITIES WILL BEAR A LEGEND TO THAT EFFECT, AS APPLICABLE. CONSEQUENTLY, THE SECURITIES MAY ONLY BE RESOLD DURING SUCH PERIOD IN ACCORDANCE WITH APPROPRIATE STATUTORY EXEMPTIONS FROM THE PROSPECTUS REQUIREMENTS OF THE APPLICABLE SECURITIES LAWS OF THE SELLING JURISDICTIONS IN CANADA OR IF APPROPRIATE CONSENTS OR DISCRETIONARY ORDERS HAVE BEEN OBTAINED.

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

SUBSCRIPTION FOR UNITS AND CONVERTIBLE DEBENTURE

TO:	ARGENTEX MINING CORPORATION (the “Company”)

                                        The undersigned (the “Subscriber”) hereby irrevocably subscribes for and offers to purchase (i) a convertible debenture (the “Convertible Debenture”) in the face amount of U.S.$2,300,000 in the form attached to this Subscription Offer as Schedule “C” and (ii) 242,824 units (the “Units”) of the Company at a price of $0.2882 per Unit on the terms and conditions set out herein (the “Offering”). Each Unit shall consist of one (1) common share in the capital of the Company (each a “Unit Share” and, collectively, the “Unit Shares”) and one-half (½) of one common share purchase warrant (each whole warrant, a “Warrant” and, collectively, the “Warrants”). Each whole Warrant shall entitle the holder to purchase one Share (a “Warrant Share”) at a price of C$0.40 per Warrant Share for a period of five years following the Closing Date (as defined below). The Convertible Debenture shall be convertible into Units.

                                             Upon conversion, Units will be immediately severable into their constituent Shares and Warrants upon issuance. Unit Shares issued upon conversion of the Convertible Debenture shall hereinafter be referred to as “Conversion Shares”, while Warrants issued upon conversion of the Convertible Debenture shall hereinafter be referred to as “Conversion Warrants”. The Convertible Debenture, the Unit Shares and Warrants comprising the Units, the Conversion Shares, the Conversion Warrants and the Warrant Shares may hereinafter be collectively referred to as the “Securities.”

                                             The offer to purchase made in this Subscription Offer is firm, unconditional and irrevocable for a period of 5 (five) Business Days and shall be deemed accepted by the Company if the Company delivers to the Subscriber, within five (5) Business Days from the receipt of this Subscription Offer, an acceptance letter. If after the term of validity, the Company does not deliver the acceptance letter, this Subscription Offer shall be deemed rejected.

                                             If this Subscription Offer is accepted in accordance with the provisions mentioned above, the rights and obligations between the Subscriber and the Company will be regulated in accordance with the terms and conditions hereto, which shall be valid and binding on both of them.

                                             Dated this 2nd day of July, 2013.

                                             Yours sincerely,

Unit Subscriber Information and Signature		Units to be Purchased

Austral Gold Argentina S.A.		Number of Units: 242,824 x $0.2882 = C$69,982 (which will be converted into
359,163 pesos and paid in pesos in Argentina)(the “Unit Subscription Price”)
/s/Pablo Vergara Del Carril
(Signature of Authorized Signatory)		Convertible Debenture in the amount of C$2,417,760.52/US$2,300,000 (converted into U.S. $ at the Bank of Canada noon rate on June 28, 2013 and paid for with 12,408,500 Argentine pesos converted from the US$ amount at the seller’s reference exchange rate (tipo de cambio vendedor) as quoted by the Banco de la Nación Argentina at the close of business on the immediately preceding banking day in the Republic of Argentina (the “Debenture Subscription Price”)

/s/Nicolas Bendersky		The total subscription price (the “Subscription Price”) is the product of the Unit Subscription Price and the Debenture Subscription Price.
(Signature of Authorized Signatory)
The Convertible Debenture is convertible into up to 8,389,176 Units at the Conversion Price

/s/Pablo Vergara Del Carril and /s/Nicolas Bendersky
(Name and Title of Authorized Signatories)

Register the Convertible Debenture, Shares and Warrants as set forth below:
(Tax Identification Number of the Subscriber)
Name to Appear on Convertible Debenture, Share and Warrant Certificates:
537 Florida Street, 18th Floor, Cuidad Autónoma de Buenos Aires, Argentina		Austral Gold Argentina S.A.,
(Subscriber’s Address, including city and Postal Code)
N/A
(Account Reference, if applicable)

+54 11 5166-7000	p.vergara@zbv.com.ar
(Telephone Number)	(Email Address)	537 Florida Street, 18th Floor, Cuidad Autónoma de Buenos Aires, Argentina
(Address, including Postal Code)
Deliver the Convertible Debenture as set forth below:

Pablo Vergara Del Carril
(Attention - Name)

(Account Reference, if applicable)

537 Florida Street, 18th Floor, Cuidad Autónoma de Buenos Aires, Argentina
(Address, including Postal Code)

+54 11 5166-7000
(Telephone Number)

Note: The Subscriber must either be:

(a)	purchasing the Securities offered hereunder as principal or

(b)	deemed to be purchasing such Securities as principal, by virtue of being:

(i)

a trust company or trust corporation described in paragraph (16) of the definition of “accredited investor” in Schedule “A” (other than a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada) (and, if a U.S. Person, a trust as described in Schedule “B”); or

(ii) a person described in paragraph (17) of the definition of “accredited investor” in Schedule “A”.

Present Ownership of Securities

The Subscriber beneficially owns 515,500 Shares and -0- convertible securities that would entitle the Subscriber to acquire additional Shares.

Insider Status

The Subscriber either [check appropriate box]:

[ ]	is an “Insider” of the Company as defined in the Policies of the TSX Venture Exchange (the “Exchange”); or

[ ]	is not an Insider of the Company.

“Insider” means:

(a)	a director or senior officer of the Company;

(b)	a director or senior officer of a company that is an Insider or subsidiary of the Company;

(c)	a person that beneficially owns or controls, directly or indirectly, Shares carrying more than 10% of the voting rights attached to all outstanding Shares; or

(d)	the Company itself if it holds any of its own securities.

Corporate Placee Form

If you are not an individual (that is, the Subscriber is a corporation, partnership, trust or entity other than an individual) or you are a portfolio manager, and (i) you now hold or will hold upon completion of the Offering more than five percent (5%) of the issued and outstanding Shares; or (ii) you are, or will upon completion of the Offering be, an Insider, then complete and sign the “Corporate Placee Registration Form” (Form 4C) which is attached as Schedule “A” to the Subscription Offer. If you have previously submitted this form to the TSX Venture Exchange and there have been no changes to its content then please check the applicable box to that effect below [check appropriate box]:

[ ]	has a current Corporate Placee Registration Form on file with the Exchange; or

[ ]	has completed and returned with this Subscription Offer a duly executed Corporate Placee Registration Form (Schedule “A” to this Subscription Offer).

1.           Defined Terms.

In addition to the terms defined throughout this Subscription Offer, the following capitalized terms used in this Subscription Offer have the following meanings:

“1933 Act” means the United States Securities Act of 1933, as amended;

“1934 Act” means the United States Securities Exchange Act of 1934, as amended;

“Affiliate” means:

(ii)	In the case of the Subscriber, Eduardo Sergio Elsztain and any corporation which is directly or indirectly controlled by Eduardo Sergio Elsztain;

(ii)	any corporation which is directly or indirectly Controlled by a party to this Subscription Offer, and

(ii)	if a party is a corporation, “Affiliate” also means:

	A.	any Person which Controls that party, and

	B.	any Person which is directly or indirectly Controlled by a Person which Controls that party;

“Argentina”, means the Republic of Argentina, where the Company owns its main asset.

“Argentine Payment” has the meaning attributed to in Section 2(a)(v) of this Subscription Offer, below;

“Austral Gold” means Austral Gold Limited ACN 075 860 472, an Australian corporation that owns 99.77% of the issued and outstanding equity of the Subscriber;

“beneficial ownership” has the meaning attributed to it by Rule 13d-3 adopted by the SEC under the 1934 Act;

“BC Act” means the Securities Act (British Columbia);

“Business Day” means any day, other than a Saturday or Sunday, or bank holiday in Vancouver (Canada) and in New South Wales, Australia, and the Jewish holidays of Pesach 1st day, Pesach 2nd day, Pesach 7th day, Pesach 8th day, Shavuot, Shavuot (yizcor), Rosh Hashanah, Yom Kippur, Sucot, Shemini Atzeret and Simjat Torá, all as shown on an annual calendar to be provided by the Subscriber to the Company on or before the beginning of each calendar year during which the Convertible Debenture is outstanding;

“Closing” means the completion on the Closing Date of the purchase and sale of the Convertible Debenture as contemplated by this Subscription Offer;

“Closing Date” means July 2, 2013, or such other date as may be agreed to by the Subscriber and the Company;

“Closing Time” means 9:00 a.m. (Vancouver time) or such other time as the Subscriber and the Company may agree, on the Closing Date;

“Commissions” has the meaning ascribed thereto in Section 15 of this Subscription Offer;

“Consolidated Subsidiary” has the meaning ascribed thereto in Section 8(k) of this Subscription Offer;

“Control” means:

(ii)	the right to exercise a sufficient number of votes which may be cast at a general meeting of the shareholders of the Company as to affect materially the control of the Company, or

(ii)

each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the Company, and the words “Controlled”, “Controlling” and similar words have corresponding meanings, all as contemplated by the Securities Act (British Columbia);

“Company” has the meaning ascribed thereto on page 1 of this Subscription Offer;

“Conversion Shares” means Unit Shares issued or to be issued by the Company upon any conversion or partial conversion of the Convertible Debenture in accordance with its terms;

“Conversion Warrants” means Warrants issued or to be issued by the Company upon any conversion or partial conversion of the Convertible Debenture in accordance with its terms;

“Convertible Debenture” has the meaning attributed thereto on page 1 of this Subscription Offer;

“Environmental Laws” has the meaning ascribed thereto in Section 8(j) of this Subscription Offer;

“Exchange” has the meaning ascribed thereto on page 4 of this Subscription Offer;

“International Jurisdiction” has the meaning ascribed thereto in Section 6(g)(i) of this Subscription Offer;

“Investment Agreement” means that certain Investment Agreement between the Company and Austral Gold Limited dated of even date with this Agreement;

“Lender” means SCRN Properties Ltd., a British Columbia corporation, acting through its Argentine branch SCRN Properties LTDA, Sucursal Argentina, which was duly registered on January 17, 2005, before the Public Registry of Commerce of the City of Buenos Aires, under number 79, Book 57, Volume B, of Foreign By-Laws;

“Material Adverse Effect” has the meaning ascribed thereto in Section 8(k) of this Subscription Offer;

“NI 45-106” means National Instrument 45-106 – Prospectus and Registration Exemptions;

“Offering” has the meaning ascribed thereto on page 1 of this Subscription Offer;

“OTCQB” means the over the counter market operated by the OTC Markets Inc.;

“PCMLTFA” has the meaning ascribed thereto in Section 5 of this Subscription Offer;

“Public Record” means the registration statements, prospectuses, annual reports, quarterly reports, proxy statements, current reports, press releases and any other documents or reports filed by the Company on SEDAR or with the SEC on EDGAR during the 24 months preceding the date hereof;

“Regulation D” means Regulation D adopted by the SEC under the 1933 Act;

“Regulation S” means Regulation S adopted by the SEC under the 1933 Act;

“SCRN Financial Statements” means the unaudited financial statements for the Argentine branch of SCRN Properties Ltd, the wholly-owned subsidiary of the Company, for the period ended December 31, 2012, prepared by management, a copy of which has previously been provided by the Company to the Subscriber;

“SEC” means the United States Securities and Exchange Commission;

“Second Anniversary” means 5:00 o’clock p.m. Vancouver time on the second anniversary of the Closing Date;

“Securities” has the meaning ascribed thereto on page 1 of this Subscription Offer;

“Securities Laws” means the securities laws, regulations, rules, rulings and orders and the blanket rulings and policies and written interpretations of, and multilateral or national instruments adopted by, the Securities Regulators and the policies and rules of any applicable stock exchange or quotation or stock reporting system, including the Exchange and the OTCQB;

“Securities Regulators” means the securities commissions or other securities regulatory authorities in the United States, all of the Provinces of Canada (except Quebec) and the International Jurisdiction as the context so requires;

“Selling Jurisdictions” means the Province of British Columbia, Canada, and the International Jurisdiction;

“Shares” means common shares in the capital of the Company;

“Subscription Agreement” means the subscription agreement and the schedules attached thereto, as may be amended or supplemented from time-to-time, dated of even date with this Subscription Offer whereby Austral Gold and the Company agreed, respectively, to purchase and sell 8,632,000 Units on the terms and conditions set out therein.

“Subscriber” has the meaning ascribed thereto on page 1 of this Subscription Offer;

“Subscription Offer” means this Subscription Offer and the schedules attached hereto, as the same may be amended or supplemented from time-to-time;

“Subscription Price” has the meaning ascribed thereto on page 2 of this Subscription Offer;

“Term Sheet” means the term sheet between the Subscriber and the Company dated for reference March 22, 2013, as the same may be amended or supplemented by this Subscription Offer;

”Units” has the meaning ascribed thereto on page 1 of this Subscription Offer;

“Unit Share” or “Unit Shares” has the meaning ascribed thereto on page 1 of this Subscription Offer;

“United States” means the United States, as that term is defined in Rule 902 of Regulation S;

“U.S. Accredited Investor” means an “accredited investor” as defined in Rule 501 of Regulation D;

“U.S. Person” means a U.S. person as that term is defined in Rule 902 of Regulation S;

“U.S. Subscriber” means (a) any person purchasing the Units in the United States, (b) any U.S. Person, (c) any person purchasing the Units on behalf of any person in the United States or any U.S. Person, (d) any person that receives or received an offer for the Units while in the United States, or (e) any person that is in the United States at the time the buy order was made or this Subscription Offer was executed;

“Warrant” has the meaning ascribed thereto on page 1 of this Subscription Offer; and

“Warrant Share” has the meaning ascribed thereto on page 1 of this Subscription Offer.

2.           Delivery and Payment.

(a)	The Subscriber agrees to deliver the following to the Company at or prior to the Closing Time:

(i)	a completed copy of this Subscription Offer, duly executed by the Subscriber;

(ii)	a completed copy of the Investment Agreement, duly executed by the Subscriber;

(iii)	if applicable, a copy of the Corporate Placee Registration Form (Form 4C) which is attached hereto as Schedule “A”, completed and duly executed by the Subscriber;

(iv)	all other documents as may be required by the Securities Laws or the Exchange; and

(v)

a wire transfer by the Subscriber to the Lender, pursuant to written wire instructions to be provided in advance by the Company, in the amount of the Subscription Price. The Subscription Price shall be paid in the lawful currency of Argentina, converted at the selling FX rate of Banco de la Nación Argentina (BNA) in effect at the close of business on the date that is one Business Day prior to the Closing Date;

(vi)

a Guarantee (the “Guarantee”) of Austral Gold in favour of the Company in form and substance substantially as set forth on Schedule “D” to this Subscription Offer, guaranteeing repayment of the Loan, performance by the Borrower of the covenants contained in the Loan Agreement and the obligations of the Subscriber contained in the Convertible Debenture; and

(vii)	such other documents as may reasonably be required by the Company.

(b)	Upon acceptance of this Subscription Offer, the Company agrees to deliver the following to the Subscriber at or prior to the Closing Time:

	(i)	an acceptance letter accepting this Subscription Offer, duly executed by the Company;

	(ii)	a completed copy of the Convertible Debenture, duly executed by the Company;

	(iii)	a certificate representing 624,566 Unit Shares;

	(iv)	a certificate representing 312,283 Warrants;

	(v)	all other documents as may be required by the Securities Laws or the Exchange; and

	(vi)	such other documents as may reasonably be required by the Subscriber.

(c)

At or immediately following the Closing, the Lender shall grant to Sociedad Italiana de Socorros Mutuos Proteccion Familia Italiana de Correa (the “Borrower”) a short term loan (the “Loan”) of 12,408,500 Pesos pursuant to a Loan Agreement (the “Loan Agreement”) in form and substance substantially as set forth in Schedule “E” to this Subscription Offer.

3.           Closing. The Closing will be held at the offices of the Company’s legal counsel, Clark Wilson LLP, at 885 West Georgia Street, Suite 900, Vancouver, British Columbia at the Closing Time.

4.           Certain Subscriber Acknowledgements. The Subscriber acknowledges and agrees with the Company that:

(a)

no securities commission, agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit of an investment in, nor have any such agencies or governmental authorities, regulatory bodies, stock exchanges or other entities made any recommendation or endorsement with respect to, the Securities;

(b)

the Securities are subject to resale restrictions under the Securities Laws, shall bear the legends as set out in Section 7 hereof and as required pursuant to applicable Securities Laws and the Subscriber (and, if applicable, others for whom it is contracting hereunder) will comply with all relevant Securities Laws concerning any resale of the Securities and will consult with its legal advisors with respect to complying with all restrictions applying to such resale;

(c)

the Company is a ‘reporting issuer’ in Canada with a class of securities registered under Section 12(g) of the 1934 Act; and the Securities will be “restricted securities”, as defined in Rule 144(a)(3) under the 1933 Act, and will be subject to resale restrictions (regardless of where they are held or sold). Generally, pursuant to Rule 144, some of the Securities will be eligible for resale six months after the Closing Date (though none of the Warrant Shares will be eligible for resale until at least six months after the date of exercise of the Warrant);

(d)	the Securities are subject to private resale restrictions which are set forth in the Investment Agreement;

(e)

no prospectus or offering memorandum within the meaning of the Securities Laws has been delivered to or summarized for or seen by the Subscriber (and, if applicable, others for whom it is contracting hereunder) in connection with the Offering and the Subscriber (and, if applicable, others for whom it is contracting hereunder) is not aware of any prospectus or offering memorandum having been prepared by the Company;

(f)	the Securities are being offered for sale on a “private placement” basis;

(g)

none of the Securities have been registered under the 1933 Act or the securities laws of any state, and the Securities may not be offered or sold, directly or indirectly, in the United States or to, or for the account or benefit of, a U.S. Person or a person in the United States unless registered under the 1933 Act and the securities laws of all applicable states or unless an exemption from such registration requirements is available;

(h)

in accepting this Subscription Offer, the Company is relying upon the representations and warranties and acknowledgements of the Subscriber set out herein. The Subscriber hereby agrees to notify the Company immediately of any change in any representation, warranty, covenant or other information relating to the Subscriber or the beneficial purchaser contained in this Subscription Offer which takes place prior to Closing;

(i)	there is no government or other insurance covering the Securities;

(j)	there are risks associated with the purchase of the Securities;

(k)	the Subscriber has had access to such additional information, if any, concerning the Company as it has considered necessary in connection with its investment decision to acquire the Securities;

(l)

the Subscriber has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i) any applicable laws of the International Jurisdiction; and

(ii) applicable resale restrictions;

(m)	the Securities are subject to the terms, conditions and provisions of this Subscription Offer (including the schedules hereto), the Investment Agreement and the constating documents of the Company;

(n)

the Subscriber consents to the Company making a notation on its records or giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer set forth and described herein and in the Investment Agreement and the Company will refuse to register any transfer of the Securities not made in accordance with an effective registration statement under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act and any applicable state or other law;

(o)

the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus under the Securities Laws or other applicable securities legislation and, as a consequence of acquiring Securities pursuant to this exemption: (i) certain protections, rights and remedies provided by the Securities Laws or other applicable securities legislation including statutory rights of rescission or damages, will not be available to the Subscriber, (ii) the common law may not provide the Subscriber with an adequate remedy in the event that it suffers investment losses in connection with Securities acquired in the Offering, (iii) the Subscriber may not receive information that would otherwise be required to be given under the Securities Laws, and (iv) the Company is relieved from certain obligations that would otherwise apply under the Securities Laws; and

(p)	no person has made to the Subscriber any written or oral representations:

	(i)	that any person will resell or repurchase the Securities;

	(ii)	that any person will refund the purchase price of the Securities; or

	(iii)	as to the future price or value of any of the Securities.

5.           Conditions of Closing. It is a condition of Closing that (i) all documents required to be completed and signed in accordance with Section 2 hereof be received on or prior to the Closing Date, (ii) the Company will have obtained all necessary approvals and consents, including regulatory, court and Exchange approvals, to the purchase and sale contemplated by this Subscription Offer, (iii) the issue and sale of the Securities contemplated by this Subscription Offer be exempt from the requirement to file a prospectus and any requirement to deliver an offering memorandum under applicable Securities Laws relating to the sale of the Securities, or the Company will have received such orders, consents or approvals as may be required to permit such sale without the requirement to file a prospectus or deliver an offering memorandum; (iv) the Company's counsel shall have delivered a legal opinion addressed to the Subscriber and its solicitors respecting, among other matters, the due incorporation and organization of the Company, the due authorization, execution and delivery of this Subscription Offer, the Investment Agreement and the Convertible Debenture, the authorized capital of the Company, the due allotment and issuance of the Unit Shares as fully paid and non-assessable common shares, the due allotment and issuance of the Warrants issued at Closing, the due allotment and issuance of the Convertible Debenture and the due allotment of the Conversion Shares and Warrants to the Subscriber and the restrictions on the transferability of the Securities under Canadian Securities Laws, all in form and substance satisfactory to the Subscriber's solicitors, acting reasonably; and (v) if required by the rules of the Exchange, the Company will have obtained conditional approval of the Exchange for the listing of the Unit Shares, Conversion Shares and Warrant Shares which, in any event, will be listed upon Closing.

              The Subscriber acknowledges that the Company may be required to provide the securities regulators or other authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) with a list setting forth the identity of the beneficial purchaser of the Units.

6.           Representations, Warranties, Acknowledgements and Covenants. The Subscriber hereby represents and warrants to, and covenants with (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder) the Company (and acknowledges that the Company is relying thereon) that, as at the execution date of this Subscription Offer and the Closing Date:

(a)

the Subscriber has its head office in the jurisdiction set out on the execution page of this Subscription Offer, and such address was not created and is not being used solely for the purpose of acquiring the Securities;

(b)	the information provided by the Subscriber on pages 3 and 4 of this Subscription Offer is true and correct;

(c)

the Subscriber is not a person created, or used solely, to purchase or hold the Securities in order to comply with an exemption from the prospectus requirements of Securities Laws and if the Subscriber is not an individual, it pre-existed the Offering and has a bona fide purpose other than investment in the Securities;

(d)

the Subscriber has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person, or anyone else, the Securities or any part thereof, or any interest therein;

(e)

the Subscriber will only offer, sell or otherwise transfer the Securities pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from the registration requirements imposed by the 1933 Act and in compliance with applicable state Securities Laws (and, in each such case where there is no effective registration statement, only if an opinion of counsel of recognized standing reasonably satisfactory to the Company has been provided to the Company to that effect, if applicable);

(f)	the Subscriber:

	(i)	is not a U.S. Person and it is not making this subscription for the account or benefit of any U.S. Person;

	(ii)	did not receive an offer to buy or sell the Securities in the United States;

	(iii)	was outside the United States at the time the buy order for the Securities was originated;

	(iv)	did not execute or receive this Subscription Offer in the United States;

(v)

has not acquired the Securities as a result of any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities;

(vi)

understands that the Company is the seller of the Securities and that, for purposes of Regulation S, a “distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question; if the Subscriber is a “distributor”, it agrees to comply with Rule 903(b)(3)(iv) of Regulation S under the 1933 Act; and

	(vii)	will not conduct hedging transactions involving the Securities unless in compliance with the 1933 Act and other applicable Securities Laws;

(g)	The Subscriber is resident outside of Canada and the United States, and the Subscriber:

(i)

is knowledgeable of, or has been independently advised as to, the applicable Securities Laws of the Securities Regulators having application in the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) which would apply to the acquisition of the Securities;

(ii)

is purchasing the Securities pursuant to exemptions from prospectus or equivalent requirements under applicable Securities Laws or, if such is not applicable, the Subscriber is permitted to purchase the Securities under the applicable Securities Laws of the Securities Regulators in the International Jurisdiction without the need to rely on any exemptions; and

(iii)

represents and warrants that the applicable Securities Laws of the authorities in the International Jurisdiction do not require the Company to make any filings or seek any approvals of any kind whatsoever from any Securities Regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale of the Securities to the Subscriber;

(h)	the purchase of the Securities by the Subscriber does not trigger:

A.	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

B.	any continuous disclosure reporting obligation of the Company in the International Jurisdiction;

(i)	this Subscription Offer has been authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of the Subscriber;

(j)

the Subscriber has been duly incorporated and validly exists under the laws of the International Jurisdiction and this Subscription Offer has been duly authorized by all necessary corporate action and constitutes a legal and binding agreement of the Subscriber;

(k)	Austral Gold owns, directly or indirectly, ninety-nine and 77/100ths percent (99.77%) of the issued and outstanding equity of the Subscriber;

(l)

the Subscriber is capable of assessing and evaluating the risks and merits of this investment as a result of the Subscriber’s financial, investment or business experience, and the Subscriber is able to bear the economic loss of its investment;

(m)

the delivery of this Subscription Offer, the acceptance of it by the Company and the issuance of the Securities to the Subscriber complies with all applicable laws of the International Jurisdiction and, to the best of Subscriber’s knowledge, all other applicable laws;

(n)

the Subscriber is not a “control person” of the Company as defined in the applicable Securities Laws, will not become a “control person” by virtue of this purchase of any of the Securities, and does not intend to act in concert with any other person to form a control group of the Company;

(o)	the Subscriber is solely responsible for compliance with applicable resale restrictions and applicable tax legislation;

(p)

based upon and subject to the accuracy of the Company’s representation in Section 8(q), below, the Subscriber has no knowledge of a “material fact” or “material change” (as those terms are defined in the applicable Securities Laws) in the affairs of the Company that was not either (i) generally disclosed to the public or (ii) contained in the “data room” established by the Company in order to provide the Subscriber with materials during the course of the Subscriber’s due diligence review of the Company, or contained in one or more metallurgical reports conducted by the Subscriber, the conclusions of which were consistent with metallurgical studies previously conducted and publicly disclosed by the Company;

(q)

the entering into of this Subscription Offer and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law of the International Jurisdiction, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which it is or may be bound or the termination of any such agreement;

(r)	the Subscriber will execute and deliver within the approved time periods, all documentation as may be required by applicable law to permit the purchase of the Securities on the terms herein set forth;

(s)

if required by applicable law, the Subscriber will execute, deliver, file and otherwise assist the Company in filing such reports, undertakings and other documents with respect to the issuance of the Securities as may be required;

(t)

the Subscriber has not engaged the services of any broker or advisor in a way as to make the Company liable for any fees or expenses payable thereto, and the Company shall not be liable to pay any brokerage, legal or other fees or expenses by reason of Subscriber’s engagement of any such services;

(u)	the Subscriber (and, if applicable, others for whom it is contracting hereunder) is not:

	(i)	a licensed broker or dealer in the United States,

	(ii)	an affiliate of a licensed broker or dealer in the United States,

	(iii)	acting as an underwriter (as that term is defined in Section 2(11) of the 1933 Act) in respect of any of the Securities, or

	(iv)	an affiliate of any person that is acting as an underwriter (as that term is defined in Section 2(11) of the 1933 Act) in respect of any of the Securities; and

(v)

the funds representing the Subscription Price which will be advanced by the Subscriber to the Company hereunder will not represent proceeds of crime for the purposes of PCMLTFA and the Subscriber acknowledges that the Company may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Offer and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of the Subscriber’s knowledge (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (b) the Subscriber shall promptly notify the Company if the Subscriber discovers that any of such representations ceases to be true, and to provide the Company with appropriate information in connection therewith.

7.           Legends.

(a)	Unit Shares:

(i)

the Subscriber acknowledges that, in addition to legends that may be required by Securities Laws, the certificates representing the Unit Shares, Conversion Shares and Warrant Shares will bear the following legend:

“THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO AN INVESTMENT AGREEMENT BETWEEN ARGENTEX MINING CORPORATION AND AUSTRAL GOLD LIMITED ACN 075 860 472 DATED JULY 2, 2013.”

(ii)

the Subscriber acknowledges that, in addition to the other legends that may be required by Securities Laws, the certificates representing the Unit Shares, Conversion Shares and Warrant Shares will bear the following legend mandated by Canadian Securities Laws:

CANADIAN LEGEND:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE].”;

and, if applicable, the following Exchange legend:

TSX VENTURE EXCHANGE LEGEND:

“WITHOUT PRIOR WRITTEN APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE].”

provided that subsequent to the expiry of such period, the certificate representing such securities may be exchanged for a certificate not bearing these legends.

The certificates representing the Unit Shares, Conversion Shares and Warrant Shares will also bear the following legend mandated by the U.S. Securities Laws:

U.S. LEGEND:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE UNITED STATES SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.”

(b)	Warrants:

	(i)	the Subscriber acknowledges that, in addition to legends that may be required by Securities Laws, the certificates representing the Warrants and the Conversion Warrants will bear the following legend:

“THESE WARRANTS ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO AN INVESTMENT AGREEMENT BETWEEN ARGENTEX MINING CORPORATION AND AUSTRAL GOLD LIMITED ACN 075 860 472 DATED JULY 2, 2013.”

In addition, the certificates representing the Warrants and the Conversion Warrants will bear the following legend mandated by the U.S. securities laws:

“THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THE SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

(c)	Convertible Debenture:

	(i)	the Subscriber acknowledges that, in addition to legends that may be required by Securities Laws, the certificate representing the Convertible Debenture will bear the following legend:

“THIS CONVERTIBLE DEBENTURE IS SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO AN INVESTMENT AGREEMENT BETWEEN ARGENTEX MINING CORPORATION AND AUSTRAL GOLD LIMITED ACN 075 860 472 DATED JULY 2, 2013.”

In addition, the certificates representing the Convertible Debenture will bear the following legends mandated by the applicable Securities Laws:

THE SECURITY REPRESENTED HEREBY AND THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NEITHER THE SECURITY REPRESENTED HEREBY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE SHALL NOT TRADE SUCH SECURITIES BEFORE NOVEMBER 3, 2013.

8.           Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with the Subscriber (and acknowledges that the Subscriber is relying thereon) that, as at the execution date of this Subscription Offer and the Closing Date:

(a)

the authorization, execution and delivery of this Subscription Offer, the offer, sale, allotment and issuance of the Securities and the delivery of the certificates representing them do not and shall not conflict with, and do not and shall not result in any breach of any term, condition or provision of its constating documents or any agreement or instrument to which the Company or any Consolidated Subsidiary is a party;

(b)

this Subscription Offer and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of the Company and, subject to acceptance by the Company, this Subscription Offer constitutes a valid obligation of the Company legally binding upon it, and enforceable in accordance with its terms subject to such limitations and prohibitions in applicable laws relating to bankruptcy, insolvency, liquidation, moratorium, reorganization, arrangement or winding-up and other laws, rules and regulations of general application affecting the rights, powers, privileges, remedies and interests of creditors generally. The sale and issuance of the Securities issued at Closing, and the delivery of the certificates representing them as contemplated hereby, will have been approved by all requisite corporate action on or before the Closing Date. Upon issue and delivery at the Closing, Unit Shares issued at Closing will have been duly and validly issued as fully paid and non-assessable, the Warrants issued at Closing and the Convertible Debenture will be validly issued and the certificates representing them will be validly delivered; upon the conversion of the Convertible Debenture and exercise of the Warrants in accordance with their respective terms, the Conversion Shares, Conversion Warrants and Warrant Shares will be validly issued as fully paid and non-assessable common shares of the Company;

(c)

no order ceasing or suspending trading in any Securities nor prohibiting sale of the Securities has been issued to and is outstanding against the Company or its directors, officers or promoters and, to the best of the Company's knowledge, no investigations or proceedings for such purposes are pending or threatened;

(d)

the Company is a reporting issuer in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland, its common shares are listed for trading on the Exchange and the Company is not in default in any material respect of any requirement of the Canadian Securities Laws or the Exchange;

(e)	the Company will promptly comply with all filing and other requirements under all applicable Securities Laws in connection with the Offering;

(f)

the Company will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to: (i) the preparation, issuance and delivery of the Securities; (ii) the fees and expenses incurred in connection with listing the Unit Shares, Conversion Shares and the Warrant Shares on the Exchange;

(g)	all of the issued and outstanding Shares of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable laws;

(h)	none of the issued and outstanding Shares of the Company were issued in violation of any pre- emptive rights, rights of first refusal or other similar rights.

(i)

the Company is authorized to issue an unlimited number of Shares, without par value, of which 71,677,317 are currently issued and outstanding, and an unlimited number of preferred shares without par value, of which -0- are issued and outstanding, and there are currently outstanding options to purchase an aggregate of 6,357,000 Shares, warrants (including 261,000 Agent’s Warrants) entitling the holders to purchase an aggregate of 16,590,206 Shares and, except for anti- dilution rights held by International Finance Corporation, there are no other outstanding options, warrants or similar rights to subscribe for, or contractual obligations (other than as contemplated in this Subscription Offer) to issue, sell, transfer or acquire, any Shares or any securities convertible into or exchangeable for Shares;

(j)

the offer, sale and delivery of the Securities is conditional upon such being exempt from the prospectus requirements and any requirement to deliver an offering memorandum in connection with the distribution of the Securities under applicable Securities Laws or upon the issuance of such orders, consents or approvals as may be required to permit such sale without a prospectus;

(k)

the Company and each subsidiary that is consolidated with the Company in the Company´s financial statements in accordance with generally accepted accounting principles (each, a “Consolidated Subsidiary”) is duly organized and validly existing in good standing under the laws of the Province of its incorporation or organization with full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and as described in its financial statements and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had and will not have an actual, anticipated, contemplated or threatened material adverse effect on the condition (financial or other), business, operations, affairs, assets, capitalization, prospects, permits, rights, privileges or liabilities or properties of the Company and the Consolidated Subsidiaries, taken as a whole (a “Material Adverse Effect”);

(l)

the financial statements of the Company, the auditors opinion thereon and the notes thereto, all forming part of the Public Record, accurately reflect and present fairly the financial position of the Company and each Consolidated Subsidiary, and the results of their operations and cash flows as at the dates thereof, and have been prepared in accordance with U.S. generally accepted accounting principles;

(m)

the Company and each Consolidated Subsidiary has properly prepared and filed all tax returns that are due and all taxes payable have been duly and timely paid except where the Company or the Consolidated Subsidiary, as the case may be, is contesting in good faith any reassessments of its taxes payable thereunder or except as otherwise previously disclosed to the Subscriber;

(n)

the Public Record and the representations, warranties and covenants contained in this Subscription Offer are accurate in all material respects and omit no fact, the omission of which would make the filings comprising the Public Record or such representations or warranties misleading in light of the circumstance in which such statements or representations and/or warranties were made and at the time they were filed in the Public Record;

(o)	the Public Record complies in all material respects with all applicable Securities Laws including without limitation all applicable Canadian Securities Laws;

(p)

except as disclosed in the Public Record, neither the Company nor any Consolidated Subsidiary is a party to any litigation, action, suit, investigation, hearing, claim, complaint, grievance, arbitration proceeding or other proceeding and includes any appeal or review and any application for same (collectively "Litigation") which could have a Material Adverse Effect and no such Litigation has been threatened or, to the best of the Company knowledge, information or belief, after due enquiry, is pending;

(q)

the Company did not include in the ‘data room’ established by the Company for the benefit of the Subscriber’s due diligence, any disclosure of a “material fact” or “material change”, as those terms are defined in the Securities Act (British Columbia), concerning the Company that has not previously been disclosed in the Public Record;

(r)

the Company has received and reviewed a metallurgical study performed by the Subscriber and believes that the results thereof are consistent with similar studies previously conducted and publicly disclosed by the Company;

(s)

neither the Company nor any Consolidated Subsidiary is an “investment company”, a company “controlled” by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended;

(t)

neither the Company nor any Consolidated Subsidiary is: (i) in violation of (A) its constating documents (B) to the Company's knowledge, any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any Consolidated Subsidiary, the violation of which would have a Material Adverse Effect or (C) any decree of any court or governmental agency or body having jurisdiction over the Company or any Consolidated Subsidiary; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (x) any bond, debenture, note or any other evidence of indebtedness or (y) any agreement, indenture, lease or other instrument to which the Company or any Consolidated Subsidiary is a party or by which any of its properties may be bound, which default would have a Material Adverse Effect and, to the Company’s knowledge, there does not exist any state of facts that constitutes a default or an event of default on the part of the Company or any Consolidated Subsidiary as defined in such documents or that, with notice or lapse of time or both, would constitute such a default or event of default that would have a Material Adverse Effect;

(u)

since January 31, 2013, there has been no impairment of or adjustments to the assets of the Company except as would not have a Material Adverse Effect on the Company and its Consolidated Subsidiaries taken as a whole;

(v)

to the best of the Company’s knowledge, the Company and the Consolidated Subsidiaries are: (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(w)

to the best of the Company’s knowledge, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(x)

since the date of the SCRN Financial Statements, a copy of which has been previously provided by the Company to the Subscriber, there has been no material adverse change (actual, anticipated, contemplated or threatened, financial or otherwise) to the Company’s business, operations, affairs, assets, capitalization, financial condition, prospects, permits, rights, privileges or liabilities, whether contractual or otherwise, that has not previously been disclosed to the Subscriber;

(y)

the Company shall maintain, and shall cause its Consolidated Subsidiaries to maintain, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in the mining industry;

(z)

the Company will comply with all requirements imposed upon it by the 1933 Act and the 1934 Act as from time to time in force, so far as necessary to permit the sale of the Securities contemplated herein; provided, however, that this covenant shall not be construed to require that the Company register the Securities pursuant to the 1933 Act;

(aa)

until the Loan has been repaid, the Company will use its best efforts to conduct its affairs in such a manner so as to reasonably ensure that neither it nor its Consolidated Subsidiaries will be or become, at any time prior to the termination of this Subscription Offer, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company;

(bb)

after the Loan has been repaid, the Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its Consolidated Subsidiaries will be or become, at any time prior to the termination of this Subscription Offer, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company;

(cc)	the Company and its Consolidated Subsidiaries have complied and will continue to comply with all applicable provisions of the Sarbanes-Oxley Act of 2002;

(dd)

pursuant to the Investment Agreement and upon the terms and conditions set forth therein, the Company will grant to the Subscriber certain anti-dilution rights as provided therein to participate in future issuances of equity securities by the Company; and

(ee)

the Subscription Price received by the Company from the Subscriber shall be used for the following purposes: approximately sixty per cent (60%) of the proceeds of the Offering will be used to fund ongoing exploration programs at the Company’s exploration properties in the Patagonia region of Argentina and approximately forty per cent (40%) of the proceeds of the Offering will be used for working capital and general corporate purposes, all as shown in the budget previously provided by the Company to the Subscriber, and any change in this allocation in excess of ten per cent (10%) shall be subject to the prior approval of the Board of Directors of the Company;

(ff)

The Company has not engaged the services of any broker or advisor in a way as to make the Subscriber liable for any fees or expenses payable thereto, and the Subscriber shall not be liable to pay any brokerage, legal or other fees or expenses by reason of the Company’s engagement of any such services; and

9.           Acknowledgements.

(a)

The Subscriber acknowledges and agrees that the foregoing representations and warranties are made by it with the intention that they may be relied upon by the Company in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Securities under applicable Securities Laws. The Subscriber further agrees that by accepting delivery of the Unit Shares, Warrants and Convertible Debenture on the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time and that they shall survive the purchase by the Subscriber of the Securities and still continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of the Securities. The Company shall be entitled to rely on the representations and warranties of the Subscriber contained in this Subscription Offer, and the Subscriber shall indemnify and hold harmless the Company for any loss, costs or damages any of them may suffer as a result of any misrepresentations or any breach or failure to comply with any covenant or agreement herein of the Subscriber.

(b)

The Company acknowledges and agrees that the foregoing representations and warranties are made by it with the intention that they may be relied upon by the Subscriber in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Securities under applicable Securities Laws. The Company further agrees that the foregoing representations and warranties are true and correct as at the Closing Time with the same force and effect as if they had been made by the Company at the Closing Time and that they shall survive the purchase by the Subscriber of the Securities and still continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of the Securities. The Subscriber shall be entitled to rely on the representations and warranties of the Company contained in this Subscription Offer, and the Company shall indemnify and hold harmless the Subscriber for any loss, costs or damages any of them may suffer as a result of any misrepresentations or any breach or failure to comply with any covenant or agreement herein of the Company.

(c)

The Company and the Subscriber acknowledge and agree that this Subscription Offer and the Subscription Agreement are part of one single transaction set out in the Term Sheet, along with the Investment Agreement, the Convertible Debenture and the Warrant.

10.         Registration Statement. The Subscriber shall have the right, at its option exercised by written notice to the Company and at its sole cost and expense, to cause the Company to prepare and file with the appropriate regulatory authorities in the United States and Canada, as applicable and as requested by the Subscriber, a “resale” registration statement (the “Registration Statement”) registering the Warrant Shares for resale by the Subscriber. In such event, and promptly after receipt of a request from the Company, the Subscriber shall:

(a)

furnish in writing to the Company all information within the Subscriber’s possession or knowledge required by the applicable rules and regulations of the Securities Regulators and any applicable Securities Laws concerning the proposed method of sale or other disposition of the Warrant Shares and the identity of and compensation to be paid to any proposed broker-dealer(s) to be employed in connection therewith and indemnify the Company for the accuracy thereof;

(b)

execute and deliver to the Company such written undertakings as the Company and its counsel may reasonably require in order to ensure full compliance with relevant provisions of the applicable Securities Laws if the Subscriber desires to sell and distribute the Warrant Shares over a period of time, or from time to time, at then prevailing market prices, pursuant to the Registration Statement;

(c)

if, during the effectiveness of a Registration Statement filed pursuant to this Subscription Offer, an intervening event should occur which, in the reasonable opinion of the Company’s counsel, makes the prospectus included in the Registration Statement no longer compliant with the applicable Securities Laws or the requirements of the Securities Regulators, after notice containing the facts and legal conclusions relied upon from the Company to the Subscriber of the occurrence of such an event, make no further sales or other dispositions, or offers therefor, of the Warrant Shares under such Registration Statement until the Subscriber receives from the Company copies of a new, amended or supplemented prospectus complying with the applicable Securities Laws or applicable requirements of the Securities Regulators as soon as practicable after such notice. The Company shall keep the Subscriber fully informed as to the status of the Company’s efforts which shall be prompt and diligent to cause such new, amended or supplemented prospectus to be available for use by the Subscriber, provided that the Subscriber furnishes in writing all information within the Subscriber’s possession or knowledge that the Company or its counsel may reasonably require in order to ensure that the new, amended or supplemented prospectus complies with the applicable Securities Laws and the requirements of the Securities Regulators;

(d)	immediately reimburse the Company for any expenses incurred with third parties (including legal expenses) in connection with the Registration Statement.

11.         Nature of Subscription. This subscription is irrevocable.

12.         Delivery of Securities. The Subscriber hereby authorizes and directs the Company to register and deliver the certificate representing the Securities as specified in this Subscription Offer.

13.         Costs. All costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel obtained by the Subscriber) relating to the sale of the Securities to the Subscriber shall be borne by the Subscriber. In turn, all costs and expenses incurred by the Company (including any fees and disbursements of any special counsel or financial advisor obtained by the Company) relating to the issuance and sale of the Securities to the Subscriber shall be borne by the Company.

14.         Execution of Subscription Offer. The parties shall be entitled to rely on delivery by facsimile machine or e-mail of an executed copy of this Subscription Offer and any acceptance of this Subscription Offer by the Company, and acceptance by the parties of such facsimile or e-mail copy (in .pdf format) shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof. If less than a complete copy of this Subscription Offer is delivered to the Company at Closing, the Company and its counsel are entitled to assume that the Subscriber accepts and agrees to all of the terms and conditions of the pages not delivered at Closing unaltered. This Subscription Offer may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Offer.

15.         Collection of Personal Information. The Subscriber acknowledges and consents to the fact that the Company is collecting the Subscriber’s personal information for the purpose of fulfilling this Subscription Offer and completing the subscription. The Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be disclosed by the Company to (a) stock exchanges or securities regulatory authorities, (b) the Company's registrar and transfer agent, (c) Canadian tax authorities, (d) authorities pursuant to the PCMLTFA and (e) any of the other parties involved in the subscription, including legal counsel, and may be included in record books prepared in connection with the Offering. By executing this Subscription Offer, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) for the foregoing purposes and for the purposes described in Schedule “B” to this Subscription Offer and to the retention of such personal information for as long as permitted or required by law or business practice. Notwithstanding that the Subscriber may be purchasing Securities as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the nature and identity of such undisclosed principal, and any interest that such undisclosed principal has in the Company, all as may be required by the Company in order to comply with the foregoing.

(a)

the Company may deliver to any securities commission having jurisdiction over the Company, the Subscriber or this subscription, including the British Columbia Securities Commission, the Alberta Securities Commission and the Ontario Securities Commission and/or the SEC (collectively, the “Commissions”) certain personal information pertaining to the Subscriber, including such Subscriber’s full name, residential address and telephone number, the number of shares or other securities of the Company owned by the Subscriber, the number of Securities purchased by the Subscriber and the total purchase price paid for such Securities, the prospectus exemption relied on by the Company and the date of distribution of the Securities,

(b)	such information is being collected indirectly by the Company under the authority granted to them in securities legislation,

(c)	such information is being collected for the purposes of the administration and enforcement of the securities laws, and

(d)

the Subscriber may contact the following public official in Ontario with respect to questions about the Ontario Securities Commission’s indirect collection of such information at the following address and telephone number:

Administrative Support Clerk
Ontario Securities Commission
Suite 1903, Box 55, 20 Queen Street West
Toronto, Ontario, M5H 3S8
Telephone: (416) 593-3684

16.       Anti-Money Laundering Legislation. In order to comply with legislation aimed at the prevention of money laundering, the Company may require additional information concerning investors from time to time and the Subscriber agrees to provide all such information. The Subscriber acknowledges that if, as a result of any information or other matter which comes to the Company's attention, any director, officer or employee of the Company or any investment advisor, or their respective professional advisors, knows or suspects that an investor is engaged in money laundering, such person is required to report such information or other matter to the Financial Transactions and Reports Analysis Centre of Canada and such report shall not be treated as a breach of any restriction upon the disclosure of information imposed by Canadian law or otherwise.

17.         Governing Law. The contract arising out of this Subscription Offer shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

18.         Survival of Representations and Warranties. The covenants, representations and warranties contained herein shall survive the Closing and continue in full force and effect until the Second Anniversary.

19.         Assignment. Upon acceptance by the Company, the terms and provisions of this Subscription Offer shall be binding upon and enure to the benefit of the Subscriber and the Company and their respective heirs, executors, administrators, successors and assigns; provided however, that this Subscription Offer may not be assigned by the Subscriber without the consent of the Company, in its discretion, other than an assignment by the Subscriber to any of its Affiliates pursuant to a transfer of the Securities as permitted by the terms of the Investment Agreement. The benefits and the obligations of this Subscription Offer, insofar as they apply to the Subscriber, shall pass with any permitted assignment or transfer of the Securities.

20.         Entire Agreement and Headings. Except as otherwise stated herein, this Subscription Offer (including the schedules hereto), together with the Term Sheet (as the same may have been amended or supplemented by this Subscription Offer), the Investment Agreement, the Warrant Certificate and the Convertible Debenture constitutes the entire agreement between the Subscriber and the Company relating to the subject matter hereof and there are no representations, warranties, covenants, understandings or other agreements relating to the subject matter hereof except as stated or referred to herein or therein. This Subscription Offer may be amended or modified in any respect by written instrument only. The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof. In the event of any discrepancy or inconsistency between the Term Sheet, on the one side, and the Subscription Offer, the Investment Agreement, the Warrant Certificate or the Convertible Debenture on the other side (collectively, the “Final Agreements”), the provisions of the Final Agreements shall prevail over the Term Sheet.

21.         Effective Date. The Subscription Offer is intended to and shall take effect on the later of the date it has been signed by the Subscriber and accepted by the Company.

22.         Time of Essence. Time shall be of the essence of this Subscription Offer.

23.         Language. It is the express wish of the Subscriber that the Subscription Offer and any related documentation be drawn up in English only.

24.         Currency. All references herein to monetary amounts are to lawful money of Canada, unless otherwise specified.

SCHEDULE “A”

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

This Form will remain on file with the Exchange and must be completed if required under section 4(b) of Part II of Form 4B. The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

	(a)	Name: _____________________________________________________________________________________

	(b)	Complete Address: ___________________________________________________________________________

	(c)	Jurisdiction of Incorporation or creation: ___________________________________________________________

2.	(a)	Is the Placee purchasing securities as a portfolio manager: (Yes/No)? _____________________________________

	(b)	Is the Placee carrying on business as a portfolio manager outside of Canada: (Yes/No)? __________

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)

it is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in
____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

	(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

	(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4.	If the answer to 2(a). above was “No”, please provide the names and addresses of Control Persons of the Placee:

Name *	City	Province or State	Country

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* If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

5.	Acknowledgement - Personal Information and Securities Laws

	(a)	“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(i)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(ii)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

(b)	The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

Dated and certified (if applicable), acknowledged and agreed, at ___________________________________________on ______________________________________

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(Please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

SCHEDULE “B”

ACKNOWLEDGEMENT – PERSONAL INFORMATION

1.

TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as the “Exchange”) collect Personal Information in certain Forms that are submitted by the individual and/or by an Issuer or Applicant and use it for the following purposes:

(a)	to conduct background checks;

(b)	to verify the Personal Information that has been provided about each individual;

(c)	to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Issuer or Applicant;

(d)	to consider the eligibility of the Issuer or Applicant to list on the Exchange;

(e)	to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Issuer, or its associates or affiliates;

(f)	to conduct enforcement proceedings; and

(g)

to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations service providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

The Personal Information the Exchange collects may also be disclosed:

(a)	to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

(b)	on the Exchange’s website or through printed materials published by or pursuant to the directions of the Exchange.

The Exchange may from time to time use third parties to process information and/or provide other administrative services. In this regard, the Exchange may share the information with such third party service providers.

2.

The Commissions may indirectly collect the Personal Information under the authority granted to them by securities legislation. The Personal Information is being collected for the purposes of the administration and enforcement of the securities legislation of the jurisdiction of each such Commission.

For questions about the collection of Personal Information by the British Columbia Securities Commission, please contact the Administrative Assistant to the Director of Corporate Finance, 12th Floor, 701 West Georgia Street, Box 10142, Vancouver, BC V7Y 1L2, phone: (604) 899-6854.

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Schedule C – Form of Convertible Debenture
Schedule D – Form of Guarantee
Schedule E – Form of Loan Agreement